June 2026

Preliminary Pricing Supplement No. 16,318

Registration Statement Nos. 333-293641; 333-293641-01

Dated May 28, 2026

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Caterpillar Inc., the Common Stock of Costco Wholesale Corporation and the Common Stock of Starbucks Corporation due June 15, 2028

Fully and Unconditionally Guaranteed by Morgan Stanley

￭Linked to the lowest performing of the common stock of Caterpillar Inc., the common stock of Costco Wholesale Corporation and the common stock of Starbucks Corporation (each referred to as an “underlying stock”)

￭The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley.

￭Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than or less than the face amount of the securities, depending on the performance of the lowest performing underlying stock from its starting price to its ending price. The maturity payment amount will reflect the following terms:

￭If the price of the lowest performing underlying stock increases (regardless of the extent of that increase), stays the same or decreases but the decrease is to a price that is greater than or equal to the threshold price, you will receive the face amount plus the contingent fixed return of at least 28.30% of the face amount ($283 per face amount). The actual contingent fixed return will be determined on the pricing date.

￭If the price of the lowest performing underlying stock decreases by more than the buffer amount of 30%, investors will receive less than the face amount and have 1-to-1 downside exposure to the decrease in the price of the lowest performing underlying stock from its starting price in excess of the buffer amount of 30%.

￭The lowest performing underlying stock is the underlying stock that has the lowest underlying return

￭The threshold price for each underlying stock is equal to 70% of its starting price

￭Investors may lose up to 70% of the face amount

￭The securities are for investors who are willing to risk their investment and forgo current income in exchange for the contingent fixed return feature and buffer features that, in each case, apply only if the ending price of each underlying stock is greater than or equal to its respective threshold price

￭Any positive return on the securities at maturity will be limited to the contingent fixed return, even if the ending price of the lowest performing underlying stock significantly exceeds its starting price; you will not participate in any appreciation of the lowest performing underlying stock beyond the contingent fixed return

￭Your return on the securities will depend solely on the performance of the underlying stock that is the lowest performing underlying stock. You will not benefit in any way from the performance of the better performing underlying stocks. Therefore, you will be adversely affected if any underlying stock performs poorly, even if the other underlying stocks performs favorably

￭The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment

￭These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any of the underlying stocks

The current estimated value of the securities is approximately $957.40 per security, or within $35.00 of that estimate. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Securities” on page 4.

The securities have complex features and investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11. All payments on the securities are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement for principal at risk securities, tax supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement for principal at risk securities, tax supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per security	$1,000	$25.75	$974.25
Total	$	$	$

(1)Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $25.75 for each security it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $20.00 per security, and WFA will receive a distribution expense fee of $0.75 for each security sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2)In respect of certain securities sold in this offering, we may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

(3)See “Use of Proceeds and Hedging” in the accompanying product supplement for principal at risk securities.

Product Supplement for Principal at Risk Securities dated April 8, 2026 Tax Supplement dated April 8, 2026

Prospectus dated April 8, 2026

Morgan Stanley Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Caterpillar Inc., the Common Stock of Costco Wholesale Corporation and the Common Stock of Starbucks Corporation due June 15, 2028

Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	June 15, 2028†, subject to postponement if the calculation day is postponed*
Underlying stocks:

The common stock of Caterpillar Inc. (the “CAT Stock”), the common stock of Costco Wholesale Corporation (the “COST Stock”) and the common stock of Starbucks Corporation (the “SBUX Stock”) (each referred to as an “underlying stock,” and collectively as the “underlying stocks”)

Aggregate face amount:	$
Maturity payment amount:	At maturity, the maturity payment amount per $1,000 face amount of securities will be determined as follows:
￭If the ending price of the lowest performing underlying stock is greater than or equal to its threshold price: $1,000 + contingent fixed return; or

￭If the ending price of the lowest performing underlying stock is less than its threshold price:

$1,000 + [$1,000 × (underlying return of lowest performing underlying stock + buffer amount)]

If the ending price of the lowest performing underlying stock is less than its threshold price, you will receive less, and up to 70% less, than the face amount of your securities at maturity.

Notwithstanding anything to the contrary in the accompanying product supplement for principal at risk securities, the amount you will receive at maturity will be the maturity payment amount, defined and calculated as provided in this document.

Contingent fixed return:	At least 28.30% per face amount ($283 per face amount, to be determined on the pricing date)
Lowest performing underlying stock:	The underlying stock with the lowest underlying return
Underlying return:	With respect to an underlying stock, the percentage change from its starting price to its ending price, measured as follows: ending price – starting price starting price
Starting price:

With respect to the CAT Stock: $ , its stock closing price on the pricing date.

With respect to the COST Stock: $ , its stock closing price on the pricing date.

With respect to the SBUX Stock: $ , its stock closing price on the pricing date.

Ending price:	With respect to each underlying stock, its stock closing price on the calculation day.
Calculation day:	June 12, 2028**†, subject to postponement for non-trading days and certain market disruption events
Threshold price:

With respect to the CAT Stock: $ , which is equal to 70% of its starting price.

With respect to the COST Stock: $ , which is equal to 70% of its starting price.

With respect to the SBUX Stock: $ , which is equal to 70% of its starting price.

Buffer Amount:	30%
Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount of $1,000.
Pricing date:	June 4, 2026†
Original issue date:	June 9, 2026† (3 business days after the pricing date)

June 2026 Page 2

Morgan Stanley Finance LLC

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Caterpillar Inc., the Common Stock of Costco Wholesale Corporation and the Common Stock of Starbucks Corporation due June 15, 2028

CUSIP / ISIN:	61781FZH9 / US61781FZH99
Listing:	The securities will not be listed on any securities exchange.
Agents:

Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Securities—Supplemental information regarding plan of distribution; conflicts of interest.”

†To the extent we make any change to the pricing date or original issue date, the calculation day and maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

*Subject to postponement pursuant to “General Terms of the Securities—Payment Dates” in the accompanying product supplement for principal at risk securities.

**Subject to postponement pursuant to “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day” in the accompanying product supplement for principal at risk securities.

June 2026 Page 3

Morgan Stanley Finance LLC

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Caterpillar Inc., the Common Stock of Costco Wholesale Corporation and the Common Stock of Starbucks Corporation due June 15, 2028

Estimated Value of the Securities

The face amount of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000 per security. We estimate that the value of each security on the pricing date will be approximately $957.40, or within $35.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying stocks. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent fixed return and the threshold prices, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

June 2026 Page 4

Morgan Stanley Finance LLC

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Caterpillar Inc., the Common Stock of Costco Wholesale Corporation and the Common Stock of Starbucks Corporation due June 15, 2028

Investor Considerations

The Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Caterpillar Inc., the Common Stock of Costco Wholesale Corporation and the Common Stock of Starbucks Corporation due June 15, 2028 (the “securities”) may be appropriate for investors who:

￭Seek a contingent fixed return if the ending price of the lowest performing underlying stock is greater than or equal to its threshold price

￭Understand that if the ending price of the lowest performing underlying stock is less than its threshold price, they will receive less than the face amount and have 1-to-1 downside exposure to the decrease in the price of the lowest performing underlying stock from its starting price in excess of the buffer amount of 30%.

￭Understand that any positive return they will receive at maturity will be limited to the contingent fixed return, regardless of the extent to which the ending price of the lowest performing underlying stock exceeds its starting price

￭To obtain a buffer against a specified level of negative performance in the underlying stock,

￭Understand that the return on the securities will depend solely on the performance of the lowest performing underlying stock and that they will not benefit in any way from the performance of any better performing underlying stock

￭Understand that the securities are riskier than alternative investments linked to only one of the underlying stocks or linked to a basket composed of each underlying stock

￭Understand and are willing to accept the full downside risks of each underlying stock

￭Are willing to forgo interest payments on the securities and dividends on securities included in the underlying stocks

￭Are willing to hold the securities to maturity

The securities are not designed for, and may not be an appropriate investment for, investors who:

￭Seek a return that is not limited by a contingent fixed payment

￭Seek a liquid investment or are unable or unwilling to hold the securities to maturity

￭Are unwilling to accept the risk that the ending price of the lowest performing underlying stock may decrease by more than the buffer amount of 30% from its starting price, resulting in a loss of some or a significant portion of the initial investment

￭Seek full return of the face amount of the securities at maturity

￭Seek current income from their investments

￭Are unwilling to accept the risk of exposure to each of the underlying stocks

￭Seek exposure to the lowest performing underlying stock but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the securities

￭Seek exposure to a basket composed of each underlying stock or a similar investment in which the overall return is based on a blend of the performances of the underlying stocks, rather than solely on the lowest performing underlying stock

￭Are unwilling to accept our credit risk

￭Prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement for principal at risk securities and tax supplement for risks related to an investment in the securities. For more information about the underlying stocks, please see the sections titled “Caterpillar Inc. Overview,” “Costco Wholesale Corporation Overview” and “Starbucks Corporation Overview” below.

June 2026 Page 5

Morgan Stanley Finance LLC

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Caterpillar Inc., the Common Stock of Costco Wholesale Corporation and the Common Stock of Starbucks Corporation due June 15, 2028

Determining Maturity Payment Amount

At maturity, the maturity payment amount per $1,000 face amount of securities will be determined as follows:

June 2026 Page 6

Morgan Stanley Finance LLC

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Caterpillar Inc., the Common Stock of Costco Wholesale Corporation and the Common Stock of Starbucks Corporation due June 15, 2028

How the Securities Work

Payoff Diagram

The payoff diagram below illustrates the maturity payment amount on the securities based on a range of hypothetical underlying returns of the lowest performing underlying stock and the following terms:

Face amount:	$1,000 per security
Hypothetical contingent fixed return:	28.30% of the face amount. The actual contingent fixed return will be determined on the pricing date.
Threshold price:	70% of the starting price of the lowest performing underlying stock

Securities Payoff Diagram

The lowest performing underlying stock
The securities
Maturity payment amount per security
$1,800
$1,700
$1,600
$1,500
$1,400
$1,300
$1,200
$1,100
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
$1,000 Face Amount
$1,000 face amount + $283 hypothetical contingent fixed return
$300 Minimum maturity payment amount
-100%
-80%
-60%
-40%
-30%
-20%
0%
20%
28.30%
40%
60%
80%
100%
Underlying return of the lowest performing underlying stock

June 2026 Page 7

Morgan Stanley Finance LLC

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Caterpillar Inc., the Common Stock of Costco Wholesale Corporation and the Common Stock of Starbucks Corporation due June 15, 2028

Scenario Analysis and Examples of Maturity Payment Amount at Maturity

The following scenario analysis and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the prices of the underlying stocks relative to their respective starting prices. We cannot predict the ending prices of the underlying stocks on the calculation day. You should not take the scenario analysis and these examples as an indication or assurance of the expected performance of the underlying stocks. The numbers appearing in the examples below may have been rounded for ease of analysis. Notwithstanding anything to the contrary in the accompanying product supplement for principal at risk securities, the amount you will receive per $1,000 face amount of securities at maturity will be the maturity payment amount, defined and calculated as provided in this document. The following scenario analysis and examples illustrate the maturity payment amount on a hypothetical offering of the securities, based on the following terms*:

Investment term:	Approximately 2 years
Hypothetical starting price:	With respect to the CAT Stock: $100.00 With respect to the COST Stock: $100.00 With respect to the SBUX Stock: $100.00
Hypothetical threshold price:

With respect to the CAT Stock, $70.00, which is 70% of its respective hypothetical starting price

With respect to the COST Stock, $70.00, which is 70% of its respective hypothetical starting price

With respect to the SBUX Stock, $70.00, which is 70% of its respective hypothetical starting price

Hypothetical contingent fixed return:	28.30% of the face amount ($283 per face amount). The actual contingent fixed return will be determined on the pricing date.

*The hypothetical starting price of $100.00 for each underlying stock has been chosen for illustrative purposes only and does not represent the actual starting price of any underlying stock. The actual starting prices, threshold prices and contingent fixed return will be determined on the pricing date and will be set forth under “Terms” above. For historical data regarding the actual stock closing prices of the underlying stocks, see the historical information set forth herein.

Example 1 — Each underlying stock appreciates substantially over the term of the securities, and investors therefore receive the face amount plus the contingent fixed return. Investors do not participate in the appreciation of any of the underlying stocks.

Ending price		CAT Stock: $200.00 COST Stock: $250.00 SBUX Stock: $300.00
Underlying return		CAT Stock: ($200.00 – $100.00) / $100.00 = 100% COST Stock: ($250.00 – $100.00) / $100.00 = 150% SBUX Stock: ($300.00 – $100.00) / $100.00 = 200%
Maturity payment amount	=	$1,000 + contingent fixed return
	=	$1,000 + $283
	=	$1,283

In example 1, the ending price of each of the CAT Stock, COST Stock and SBUX Stock is greater than its starting price. Therefore, investors receive at maturity the face amount plus the contingent fixed return of $283 per face amount. Investors receive $1,283 per security at maturity. The actual contingent fixed return will be determined on the pricing date.

June 2026 Page 8

Morgan Stanley Finance LLC

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Caterpillar Inc., the Common Stock of Costco Wholesale Corporation and the Common Stock of Starbucks Corporation due June 15, 2028

Example 2 — Two of the underlyings appreciate while one declines over the term of the securities, but none of the underlyings stock declines below its respective threshold price. Investors receive the face amount plus the contingent fixed return.

Ending price		CAT Stock: $110.00 COST Stock: $80.00 SBUX Stock: $121.00
Underlying return		CAT Stock: ($110.00 – $100.00) / $100.00 = 10% COST Stock: ($80.00 – $100.00) / $100.00 = -20% SBUX Stock: ($121.00 – $100.00) / $100.00 = 21%
Maturity payment amount	=	$1,000 + contingent fixed return
	=	$1,000 + $283
	=	$1,283

In example 2, the ending prices of both the CAT Stock and the SBUX Stock are greater than the respective starting prices, while the ending price of the COST Stock is less than its starting price, but is greater than or equal to its respective threshold price. Therefore, investors receive at maturity the face amount plus the contingent fixed return of $283 per face amount. The actual contingent fixed return will be determined on the pricing date.

Example 3 — Each underlying stock declines below its respective threshold price. Investors are therefore exposed to the decline in the lowest performing underlying stock from its starting price.

Ending price		CAT Stock: $10.00 COST Stock: $40.00 SBUX Stock: $50.00
Underlying return		CAT Stock: ($10.00 – $100.00) / $100.00 = -90% COST Stock: ($40.00 – $100.00) / $100.00 = -60% SBUX Stock: ($50.00 – $100.00) / $100.00 = -50%
Maturity payment amount	=	$1,000 + [$1,000 × (underlying return of lowest performing underlying stock + buffer amount)]
	=	$1,000 + [$1,000 ×(-90% + 30%)]
	=	$400

In example 3, the ending price of each underlying stock is less than its respective threshold price. Therefore, investors are exposed to the negative performance of the CAT Stock, which is the lowest performing underlying stock in this example. Investors receive a maturity payment amount of $400.

Because the maturity payment amount of the securities is based on the lowest performing underlying stock, a decline in any of the underlying stocks below its respective threshold price will result in a loss of your investment, even if the other underlying stock has appreciated or has not declined as much. You may lose up to 70% of the face amount of your securities at maturity.

June 2026 Page 9

Morgan Stanley Finance LLC

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Caterpillar Inc., the Common Stock of Costco Wholesale Corporation and the Common Stock of Starbucks Corporation due June 15, 2028

Scenario Analysis – Hypothetical Maturity Payment Amount for each $1,000 Face Amount of Securities.

Performance of the Lowest Performing Underlying Stock	Performance of the Securities(1)
Ending Price	Underlying Return	Maturity Payment Amount	Return on Securities(2)
$200	100.00%	$1,283.00	28.30%
$190	90.00%	$1,283.00	28.30%
$180	80.00%	$1,283.00	28.30%
$170	70.00%	$1,283.00	28.30%
$160	60.00%	$1,283.00	28.30%
$150	50.00%	$1,283.00	28.30%
$140	40.00%	$1,283.00	28.30%
$130	30.00%	$1,283.00	28.30%
$128.30	28.30%	$1,283.00	28.30%
$120	20.00%	$1,283.00	28.30%
$110	10.00%	$1,283.00	28.30%
$105	5.00%	$1,283.00	28.30%
$100(3)	0.00%	$1,283.00	28.30%
$95	-5.00%	$1,283.00	28.30%
$90	-10.00%	$1,283.00	28.30%
$80	-20.00%	$1,283.00	28.30%
$70	-30.00%	$1,283.00	28.30%
$65	-35.00%	$950.00	-5.00%
$60	-40.00%	$900.00	-10.00%
$50	-50.00%	$800.00	-20.00%
$40	-60.00%	$700.00	-30.00%
$30	-70.00%	$600.00	-40.00%
$20	-80.00%	$500.00	-50.00%
$10	-90.00%	$400.00	-60.00%
$0	-100.00%	$300.00	-70.00%

(1)Assumes a contingent fixed return of 28.30% of the face amount ($283 per face amount). The actual contingent fixed return will be determined on the pricing date.

(2)The “Return on Securities” is the number, expressed as a percentage, which results from comparing the maturity payment amount per $1,000 face amount of securities to the purchase price of $1,000 per security.

(3)The hypothetical starting price of the lowest performing underlying stock.

June 2026 Page 10

Morgan Stanley Finance LLC

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Caterpillar Inc., the Common Stock of Costco Wholesale Corporation and the Common Stock of Starbucks Corporation due June 15, 2028

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for principal at risk securities, tax supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest, and you will receive less, and up to 70% less, than the face amount of your securities at maturity if the ending price of the lowest performing underlying stock is less than its respective threshold price. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or repay a fixed amount of the face amount of the securities. If the ending price of the lowest performing underlying stock is less than its threshold price, which is 70% of the starting price, you will receive less, and up to 70% less, than the face amount of your securities at maturity. Investors may lose some or a significant portion of their investment in the securities.

￭Your potential return on the securities is fixed and limited. Your potential return on the securities at maturity is limited to the contingent fixed return. Your return on the securities will not exceed the contingent fixed return, even if the lowest performing underlying stock appreciates by significantly more than the return represented by the contingent fixed return. If the lowest performing underlying stock appreciates by more than the return represented by the contingent fixed return, the securities will underperform an alternative investment providing 1-to-1 exposure to the performance of the lowest performing underlying stock.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. or any other dealer may be willing to purchase or sell the securities in the secondary market, including the price, volatility (frequency and magnitude of changes in price) and dividend yield of the underlying stocks, interest and yield rates in the market, time remaining to maturity, geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stocks or equities markets generally and which may affect the ending prices of the underlying stocks and any actual or anticipated changes in our credit ratings or credit spreads. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. The prices of the underlying stocks may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Caterpillar Inc. Overview,” “Costco Wholesale Corporation Overview” and “Starbucks Corporation Overview” below. You may receive less, and possibly significantly less, than the face amount per security if you try to sell your securities prior to maturity.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The amount payable on the securities is not linked to the values of the underlying stocks at any time other than the calculation day. The ending price of each underlying stock will be based on the stock closing price of such underlying stock on the calculation day, subject to postponement for non-trading days and certain market disruption events. Even if all of the underlying stocks appreciate prior to the calculation day but the price of any of the underlying stocks decreases by the calculation day, the maturity payment amount will be less, and may be significantly less, than it would have been had the maturity payment amount been linked to the prices of the underlying stocks prior to such decrease. Although the actual prices of the underlying stocks on the maturity date or at other times during the term of the securities may be higher than their respective ending prices, the maturity payment amount will be based solely on the stock closing prices of the underlying stocks on the calculation day.

June 2026 Page 11

Morgan Stanley Finance LLC

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Caterpillar Inc., the Common Stock of Costco Wholesale Corporation and the Common Stock of Starbucks Corporation due June 15, 2028

￭Investing in the securities is not equivalent to investing in the underlying stocks. Investing in the securities is not equivalent to investing in the underlying stocks. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks. As a result, any return on the securities will not reflect the return you would realize if you actually owned shares of the underlying stocks and received the dividends paid or distributions made on them.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the face amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the starting prices, the threshold prices and the ending prices and will calculate the amount of cash you receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factors. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “General Terms of the Securities— Certain Terms for Securities Linked to an Underlying Stock— Market Disruption Events,” “—Adjustment Events,” “—Consequences of a Market Disruption Event; Postponement of a Calculation Day,” “—Alternate Exchange Calculation in Case of an Event of Default” and related definitions in the accompanying product supplement for principal at risk securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

June 2026 Page 12

Morgan Stanley Finance LLC

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Caterpillar Inc., the Common Stock of Costco Wholesale Corporation and the Common Stock of Starbucks Corporation due June 15, 2028

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlying stocks), including trading in the underlying stocks. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the calculation day approaches. Some of our affiliates also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the starting price of an underlying stock, and, therefore, could increase the price at or above which such underlying stock must close on the calculation day so that investors do not suffer a significant loss on their initial investment in the securities (depending also on the performance of the other underlying stocks). Additionally, such hedging or trading activities during the term of the securities, including on the calculation day, could adversely affect the price of an underlying stock on the calculation day, and, accordingly, the amount of cash an investor will receive at maturity, if any (depending also on the performance of the other underlying stocks).

￭The maturity date may be postponed if the calculation day is postponed. If the scheduled calculation day is not a trading day or if a market disruption event occurs on that day so that the calculation day is postponed and falls less than three business days prior to the maturity date, the maturity date of the securities will be postponed to the third business day following that calculation day as postponed.

￭Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying stocks to which the securities are linked.

￭The U.S. federal income tax consequences of an investment in the securities offered by this pricing supplement are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and significant aspects of the tax treatment of the securities are uncertain. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Taxation” in the accompanying tax supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating to the Underlying Stocks

￭You are exposed to the price risk of each underlying stock. Your return on the securities is not linked to a basket consisting of each underlying stock. Rather, it will be based upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying stock. Poor performance by any underlying stock over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stock. If any underlying stock declines to below its respective threshold price as of the calculation day, you will be exposed to the negative performance of the lowest performing underlying stock at maturity, even if the other underlying stocks have appreciated or have not declined as much, and you will lose a significant portion or all of your investment. Accordingly, your investment is subject to the price risk of each underlying stock.

￭Because the securities are linked to the performance of the lowest performing underlying stock, you are exposed to greater risk of sustaining a significant loss on your investment than if the securities were linked to just one underlying stock. The risk that you will suffer a significant loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to just the performance of one underlying stock. With three underlying stocks, it is more likely that any underlying stock will decline to below its threshold price as of the calculation day, than if the securities were linked to only one underlying stock. Therefore it is more likely that you will suffer a significant loss on your investment.

￭No affiliation with Caterpillar Inc., Costco Wholesale Corporation or Starbucks Corporation. Caterpillar Inc., Costco Wholesale Corporation or Starbucks Corporation are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to Caterpillar Inc., Costco Wholesale Corporation or Starbucks Corporation in connection with this offering.

￭We may engage in business with or involving Caterpillar Inc., Costco Wholesale Corporation or Starbucks Corporation without regard to your interests. We or our affiliates may presently or from time to time engage in business

June 2026 Page 13

Morgan Stanley Finance LLC

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Caterpillar Inc., the Common Stock of Costco Wholesale Corporation and the Common Stock of Starbucks Corporation due June 15, 2028

with Caterpillar Inc., Costco Wholesale Corporation or Starbucks Corporation without regard to your interests and thus may acquire non-public information about Caterpillar Inc., Costco Wholesale Corporation or Starbucks Corporation Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Caterpillar Inc., Costco Wholesale Corporation or Starbucks Corporation which may or may not recommend that investors buy or hold the underlying stock.

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stocks. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlying stocks, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stocks. For example, the calculation agent is not required to make any adjustments if the issuers of the underlying stocks or anyone else makes a partial tender or partial exchange offer for the underlying stocks, nor will adjustments be made following the final calculation day. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stocks by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, the market price of the securities and your return on the securities may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before a calculation day, this may decrease the stock closing price of an underlying stock to be less than its downside threshold price (resulting in a loss of a significant portion of all of your investment in the securities), materially and adversely affecting your return.

￭Historical stock closing prices of the underlying stocks should not be taken as an indication of the future performance of the underlying stocks during the term of the securities. No assurance can be given as to the price of the underlying stocks at any time, including on the calculation day, because historical prices of the underlying stocks do not provide an indication of future performance of the underlying stocks.

June 2026 Page 14

Morgan Stanley Finance LLC

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Caterpillar Inc., the Common Stock of Costco Wholesale Corporation and the Common Stock of Starbucks Corporation due June 15, 2028

Caterpillar Inc. Overview

Caterpillar Inc. is a manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. The CAT Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Caterpillar Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-00768 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Caterpillar Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the CAT Stock is accurate or complete.

The following graph sets forth the daily stock closing prices of the CAT Stock for the period from January 1, 2021 through May 27, 2026. The stock closing price of the CAT Stock on May 27, 2026 was $909.93. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical stock closing prices of the CAT Stock may have been adjusted for stock splits and other corporate events. The historical performance of the CAT Stock should not be taken as an indication of its future performance, and no assurance can be given as to the stock closing price of the CAT Stock at any time, including on the calculation day.

Common Stock of Caterpillar Inc. Daily Stock Closing Prices January 1, 2021 to May 27, 2026

This document relates only to the securities offered hereby and does not relate to the CAT Stock or other securities of Caterpillar Inc. We have derived all disclosures contained in this document regarding the CAT Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Caterpillar Inc.. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Caterpillar Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the CAT Stock (and therefore the price of the CAT Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Caterpillar Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the CAT Stock.

June 2026 Page 15

Morgan Stanley Finance LLC

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Caterpillar Inc., the Common Stock of Costco Wholesale Corporation and the Common Stock of Starbucks Corporation due June 15, 2028

Costco Wholesale Corporation Overview

Costco Wholesale Corporation operates a chain of membership warehouses that offer a limited selection of nationally branded and private-label products. The COST Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Costco Wholesale Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 000-20355 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Costco Wholesale Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the COST Stock is accurate or complete.

The following graph sets forth the daily stock closing prices of the COST Stock for the period from January 1, 2021 through May 27, 2026. The stock closing price of the COST Stock on May 27, 2026 was $1,003.69. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical stock closing prices of the COST Stock may have been adjusted for stock splits and other corporate events. The historical performance of the COST Stock should not be taken as an indication of its future performance, and no assurance can be given as to the stock closing price of the COST Stock at any time, including on the calculation day.

Common Stock of Costco Wholesale Corporation Daily Stock Closing Prices January 1, 2021 to May 27, 2026

This document relates only to the securities offered hereby and does not relate to the COST Stock or other securities of Costco Wholesale Corporation. We have derived all disclosures contained in this document regarding the COST Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Costco Wholesale Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Costco Wholesale Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the COST Stock (and therefore the price of the COST Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Costco Wholesale Corporation could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the COST Stock.

June 2026 Page 16

Morgan Stanley Finance LLC

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Caterpillar Inc., the Common Stock of Costco Wholesale Corporation and the Common Stock of Starbucks Corporation due June 15, 2028

Starbucks Corporation Overview

Starbucks Corporation is a roaster, marketer and retailer of specialty coffee and food items. The SBUX Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Starbucks Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 000-20322 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Starbucks Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the SBUX Stock is accurate or complete.

The following graph sets forth the daily stock closing prices of the SBUX Stock for the period from January 1, 2021 through May 27, 2026. The stock closing price of the SBUX Stock on May 27, 2026 was $102.10. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical stock closing prices of the SBUX Stock may have been adjusted for stock splits and other corporate events. The historical performance of the SBUX Stock should not be taken as an indication of its future performance, and no assurance can be given as to the stock closing price of the SBUX Stock at any time, including on the calculation day.

Common Stock of Starbucks Corporation Daily Stock Closing Prices January 1, 2021 to May 27, 2026

This document relates only to the securities offered hereby and does not relate to the SBUX Stock or other securities of Starbucks Corporation. We have derived all disclosures contained in this document regarding the SBUX Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Starbucks Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Starbucks Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the SBUX Stock (and therefore the price of the SBUX Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Starbucks Corporation could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the SBUX Stock.

June 2026 Page 17

Morgan Stanley Finance LLC

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Caterpillar Inc., the Common Stock of Costco Wholesale Corporation and the Common Stock of Starbucks Corporation due June 15, 2028

Additional Information About the Securities

Minimum ticketing size

$1,000 / 1 security

Tax considerations

You should review carefully the section in the accompanying tax supplement entitled “United States Federal Taxation.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities offered by this pricing supplement.

Generally, this discussion assumes that you purchased a security for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. Moreover, as discussed in the section entitled “United States Federal Taxation” in the accompanying tax supplement, we have not attempted to ascertain whether any issuer of any underlier to which the securities relate is a U.S. real property holding corporation or a passive foreign investment company. You should consult your tax adviser regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, which is based on current market conditions, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid financial contracts that are “open transactions,” as described in the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Prepaid Financial Contracts that are Open Transactions” in the accompanying tax supplement. There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it. Moreover, because this treatment of the securities and our counsel’s opinion are based on market conditions as of the date of this preliminary pricing supplement, each is subject to confirmation on the pricing date. A different tax treatment could be adverse to you. Generally, if this treatment is respected, (i) you should not recognize taxable income or loss prior to the taxable disposition of your securities (including upon maturity or an earlier redemption, if applicable) and (ii) the gain or loss on your securities generally should be treated as capital gain or loss.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Non-U.S. Holders. If you are a Non-U.S. Holder (as defined in the accompanying tax supplement), please also read the section entitled “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Program Securities Not Treated as Debt Instruments” in the accompanying tax supplement.

As discussed under “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying tax supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain determinations made by us, we expect that Section 871(m) will not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. If necessary, further information regarding the potential application of Section 871(m) will be provided in the final pricing supplement for the securities.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

June 2026 Page 18

Morgan Stanley Finance LLC

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Caterpillar Inc., the Common Stock of Costco Wholesale Corporation and the Common Stock of Starbucks Corporation due June 15, 2028

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $25.75 for each security it sells. WFS proposes to offer the securities in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $20.00 per security. In addition to the selling concession allowed to WFA, WFS will pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement for principal at risk securities for information about the distribution arrangements for the securities. References therein to “agent” refer to each of MS & Co. and WFS, as agents for this offering, except that references to “agent” in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the contingent fixed return, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Estimated Value of the Securities” beginning on page 4.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution; Conflicts of Interest” and “Use of Proceeds and Hedging” in the accompanying product supplement for principal at risk securities.

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for principal at risk securities and the tax supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for principal at risk securities, the tax supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for principal at risk securities, the tax supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Principal at Risk Securities dated April 8, 2026

Tax Supplement dated April 8, 2026

Prospectus dated April 8, 2026

Terms used but not defined in this document are defined in the product supplement for principal at risk securities, in the tax supplement or in the prospectus.

June 2026 Page 19